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Exhibit 23.1

Consent of independent registered public accounting firm:

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-177659), the Registration Statement on Form S-8 (No. 333-180323), the Registration Statement on Form S-8 (No. 333-154416) and the Registration Statement on Form S-8 (No. 333-165839) of our report dated March 13, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of AerCap Holdings N.V., which appears in this Form 20-F.

/s/ P.C. Dams RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
March 13, 2013

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  Exhibit 23.1
Consent of independent registered public accounting firm